UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 20, 2024
Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-39432	84-4946470
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1050 Woodward Avenue
Detroit, MI 48226
(Address of principal executive offices) (Zip Code)
(313) 373-7990
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously announced on June 26, 2024, Rocket Companies, Inc. (the “Company”) has appointed Heather Lovier as the Company’s Chief Operating Officer, effective June 20, 2024. This Current Report on Form 8-K/A (“Amendment No. 1”) amends Item 5.02 of the Company’s Current Report on Form 8-K filed on June 26, 2024 (the “Original Filing”) to disclose certain compensation arrangements in connection with Mrs. Lovier’s appointment, which arrangements had not yet been determined when the Original Filing was filed. This Amendment No. 1 supplements the Original Filing and should be read in conjunction with the Original Filing.

On August 26, 2024, the Compensation Committee of the Board of Directors of the Company approved a base salary for Mrs. Lovier in the amount of $600,000. Mrs. Lovier will also be eligible for a target bonus of 100% of her base salary for 2024. In addition, Mrs. Lovier received a grant of restricted stock units (“RSUs”) for 60,153 shares on August 26, 2024, which will vest in six equal, semi-annual installments over a period of three years. The RSUs will be subject to the terms and conditions of the Company’s Omnibus Incentive Plan and an award agreement substantially in the form of the publicly filed RSU Agreement. Mrs. Lovier entered into an employment agreement and indemnification agreement with the Company each substantially in the form of the publicly filed Executive Employment Agreement and Indemnification Agreement, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2024

ROCKET COMPANIES, INC.

By:	/s/ Tina V. John
Name:	Tina V. John
Title:	Executive Legal Counsel and Secretary